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EXHIBIT 1A-1

BROKER-DEALER SERVICES AGREEMENT WITH

DALMORE GROUP, LLC

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1A-1-1

Previously filed and available for review at:

https://www.sec.gov/Archives/edgar/data/1780914/000178091421000003/bdagreement.htm

1A-1-2